UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: April 20, 2018

Corix Bioscience, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Wyoming	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

16772 West Bell Road, Suite 110-471 in Surprise, Arizona 85374	18662 MacAurther Boulevard, Suite 200 in Irvine, California 92612	34225 N. 27th Drive, Building 5, Suite 238 in Phoenix, Arizona 85085
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On April 20, 2018, pursuant to written approval from the Board of Directors, Corix Bioscience, Inc. (the “Company”) entered into a Stock Purchase Agreement with Danny Berry, an individual and accredited investor, for the sale of 333,334 shares of restricted common stock in the Company for $100,000. The Purchaser disclosed, amongst other things, that he discussed the terms and conditions of the investment in the shares of common stock with management of CXBS and obtained any additional information regarding the investment or CXBS, including the Order of Suspension of Trading issued by the SEC on April 12, 2018 (File No. 500-1). The Stock Purchase Agreement is attached hereto as an exhibit. The sale was approved notwithstanding the Board of Directors’ consent resolutions dated April 19, 2018 staying all matters pending before them associated with any Stock Exchange Agreements or proposed offerings or sale of stock or any other corporate matter, as of April 19, 2018, until the appointment of a Chairman of the Board and Chief Financial Officer is named to fill the vacancy left by Mr. Ogburn. The Board of Directors resolved that it was in the best interests of the Company to close the Stock Purchase Agreement and to ratify its earlier resolution regarding the stay of any proposed offerings or sale of stock pending prior to April 19, 2018.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 – Unregistered Sales of Equity Securities

The Company shall issue the shares of restricted common stock to Mr. Berry under the Stock Purchase Agreement based on his representation that the shares are for investment in his account, and not with a view to the resale or distribution of any part thereof, unless otherwise allowed for under the Act or any application exemption to registration. The Company believed that Section 4(a)(2) and Section 4(a)(5) were available to sell these shares to Mr. Berry since he has represented to be an “accredited investor” in an Accredited Investor Questionnaire on record with the Company, and he is able to evaluate the risks and merits of the investment, and was able to bear the investment’s economic risks. As a result of the Company being a reporting company with the United States Securities and Exchange Commission, the Company believed that Mr. Berry had access to the type of information normally provided in a prospectus for a registered securities offering, and he has agreed not to resell or distribute the issued shares to the public.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Document

99.1	Stock Purchase Agreement (Barry)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Corix Bioscience, Inc.

By:  /s/ Michael Ogburn

Name:  Michael Ogburn

Title: Chief Executive Officer and President

Per Direction of Board of Directors

Dated: April 23, 2018